UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2025

Kenvue Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-41697	88-1032011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Kenvue Way Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 874-1200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KVUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02   Results of Operations and Financial Condition

On July 14, 2025, Kenvue Inc. (“Kenvue” or the “Company”) issued a press release announcing select preliminary financial results for the second quarter ended June 29, 2025. Kenvue’s full second-quarter financial results and revised financial guidance for full year 2025 will be released on August 7, 2025, and the Company will hold its second-quarter earnings call on the same date. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 14, 2025 (the “Transition Date”), Kenvue announced that Thibaut Mongon has ceased to serve as Kenvue’s Chief Executive Officer, effective as of the Transition Date (the “CEO Transition”). Mr. Mongon has also stepped down from Kenvue’s Board of Directors (the “Board”) effective as of the Transition Date, and the size of the Board was subsequently reduced by one director so that the Board now consists of twelve members. The CEO Transition, with respect to Mr. Mongon, meets the conditions of the separation without “cause” provisions of the Executive Severance Pay Plan of Kenvue Inc. and U.S. Affiliated Companies (the “Severance Plan”) and, as a result of Mr. Mongon’s age and years of service, of the “retirement” provisions of Mr. Mongon’s long-term incentive awards. Accordingly, subject to Mr. Mongon’s execution of a release of claims in favor of Kenvue and its affiliates and his continuing compliance with his restrictive covenant obligations, Mr. Mongon will receive the severance payments and benefits payable under the Severance Plan, and Mr. Mongon’s long-term incentive awards will be treated in accordance with the retirement provisions of his applicable award agreements.

On the Transition Date, Kenvue also announced the appointment of Kirk L. Perry to serve as Kenvue’s Chief Executive Officer on an interim basis, effective as of the Transition Date, while the Board undertakes a search to identify Kenvue’s next permanent Chief Executive Officer. Mr. Perry was an independent member of the Board prior to this appointment and will continue to serve on the Board.

Information regarding Mr. Perry’s business experience and qualifications is disclosed under “Proposal No. 1: Election of Thirteen Directors to Serve Until the 2026 Annual Meeting of Shareholders – Kirk Perry” in Kenvue’s definitive Proxy Statement for its 2025 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 9, 2025, and is incorporated herein by reference. Mr. Perry was the president and CEO of Circana, Inc. (“Circana”) until December 2024 and is currently a director of Circana. Kenvue paid Circana approximately $7.6 million in 2024 for consumer data, analytics, and insights services. These services were provided to Kenvue on an arm’s-length basis and Mr. Perry did not have a role in Kenvue’s decision making with respect to which firms to utilize for these services.

In connection with Mr. Perry’s appointment, Mr. Perry and Kenvue Brands LLC executed an offer letter on July 13, 2025 (the “Offer Letter”). The Offer Letter provides for (i) a base salary at an annualized rate of $1,250,000, (ii) eligibility for a cash incentive award of up to $1,500,000, payable following the date a permanent Chief Executive Officer of Kenvue is appointed (the “Interim CEO End Date”), with the actual amount of such award determined based on the Board’s evaluation of Mr. Perry’s performance as Chief Executive Officer, (iii) equity award grants with an aggregate value of $5 million, granted as 50% stock options and 50% restricted stock units, with both awards vesting on the one-year anniversary of the Transition Date, subject to Mr. Perry’s continuous service as Chief Executive Officer through the Interim CEO End Date and Mr. Perry’s continuous service on the Board through such anniversary and (iv) reimbursement of up to $25,000 of reasonable attorneys’ fees. Mr. Perry will not be eligible to participate in any other cash- or equity-based incentive plans and will not be a participant in the Severance Plan. Mr. Perry will be subject to Kenvue’s standard restrictive covenant agreement, which includes restrictions relating to non-competition, non-solicitation, and protection of confidential information. During his service as the Chief Executive Officer on an interim basis, Mr. Perry will not receive any additional compensation with respect to his Board service.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Perry and any of Kenvue’s executive officers or directors or persons nominated or chosen by Kenvue to become a director or executive officer. Other than the transactions with Circana disclosed above, there have been no transactions since the beginning of Kenvue’s last fiscal year, and there are no currently proposed transactions, in which Kenvue was or is to be a participant and in which Mr. Perry, or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Perry and any other person pursuant to which Mr. Perry was appointed as an officer of Kenvue.

Item 8.01   Other Events.

The Board had previously initiated a comprehensive review of strategic alternatives and has established a strategic review committee (the “Strategic Review Committee”) to oversee the ongoing process. The strategic review will consider a broad range of potential alternatives, including optimizing the Company’s brand portfolio, while improving execution and enhancing operating performance to accelerate profitable growth and unlock the inherent value in Kenvue.

The members of the Strategic Review Committee are Richard E. Allison, Jr., Kirk L. Perry, Vasant Prabhu, Jeffrey C. Smith and Melanie L. Healey, with Ms. Healey serving as Chair of the Strategic Review Committee. The Board and the Strategic Review Committee are being advised by Centerview Partners and McKinsey & Company.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. All statements, other than statements of historical facts, included in this Current Report on Form 8-K are forward-looking statements. Such forward-looking statements include statements regarding the review of strategic alternatives conducted by the Board and the outcome and timing of the review process. Future events and actual results could differ materially from those set forth in, contemplated or suggested by, or underlying the forward-looking statements. There can be no assurances that results described in forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties, including, but not limited to, the outcome and timing of the review process, which may be suspended or modified at any time; the possibility that the Company may decide not to undertake a strategic alternative following the Board’s strategic review process; the Company’s inability to consummate any proposed strategic alternative resulting from the strategic review due to, among other things, market, regulatory and other factors; the potential for disruption to the Company’s business resulting from the strategic review process; and potential adverse effects on the Company’s stock price from the announcement, suspension or consummation of the strategic review process and the results thereof. Other important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include those discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC. Any forward-looking statements made by the Company in this Current Report on Form 8-K speak only as of the date on which they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01   Financial Statements and Exhibits

(d)     Exhibits.

Exhibit Number	Exhibit Description
10.1	Offer Letter between Kirk Perry and Kenvue Brands LLC
99.1	Press Release, dated July 14, 2025
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENVUE INC.

Date: July 14, 2025	By:	/s/ Matthew Orlando
		Name:	Matthew Orlando
		Title:	General Counsel